EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I herby consent to the use in this Amendment No. 2 to the Registration Statement of Omagine, Inc. on Form S-1 of my report dated February 11, 2009, which is part of this amendment. I also consent to the reference to the firm under the heading  “Experts” in such Prospectus.

 /s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.
Freeportt, New Yorl
April 1st, 2009